Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc. and in the related Prospectuses, where applicable, of our reports dated December 9, 2011, with respect to the statements of revenues and certain expenses of Cranberry Square, Kentlands Square II, and Severna Park MarketPlace for the year ended December 31, 2010 included in this Current Report (Form 8-K/A) of Saul Centers, Inc.

Registration Statement Number	Form	Description

333-123982	Form S-3	Common Stock to be Resold by Selling Stockholders

333-115262	Form S-8	2004 Stock Plan

333-60064	Form S-3	Common Stock to be Resold by Selling Stockholders

333-59962	Form S-8	Deferred Compensation Plan for Directors

333-41436	Form S-3	Common Stock to be Resold by Selling Stockholders

333-88127	Form S-3	Common Stock to be Resold by Selling Stockholders

333-77890	Form S-8	Deferred Compensation and Stock Plan for Directors

333-139376	Form S-3D	Dividend Reinvestment and Stock Purchase Plan

333-149643	Form S-3	Shelf Registration Statement

333-150785	Form S-8	Amended 2004 Stock Plan

333-151515	Form S-3	Common Stock to be Resold by Selling Stockholders

333-166751	Form S-3	Common Stock to be Resold by Selling Stockholders

/s/ Ernst & Young LLP

McLean, Virginia

December 9, 2011